UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

The information contained in this Item 2.02 and the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

On August 14, 2006, Redback Networks Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). In the Form 10-Q, the Company recorded a correction to the results of operations for the quarter ended June 30, 2006 previously disclosed in its press release dated July 25, 2006. The correction increases stock compensation expense on a GAAP basis by a total of $0.3 million for the second quarter and first six months of 2006, consisting of $.2 million related to prior periods and $.1 million related to the second quarter of 2006. As a result, GAAP loss before provision for income taxes for the second quarter of 2006 increased to approximately $0.5 million from $0.2 million and GAAP loss before provision for income taxes for the six months ended June 30, 2006 increased to approximately $1.7 million from approximately $1.5 million. GAAP net loss for the second quarter of 2006 increased to approximately $1.9 million from $1.8 million and GAAP net loss for the six months ended June 30, 2006 increased to approximately $4.5 million from approximately $4.3 million. The correction had no impact on the GAAP net loss per share for the second quarter of 2006, but increased GAAP net loss per share for the six months ended June 30, 2006 to $0.08 from $0.07. These results are reflected in the Form 10-Q.

The need to record this stock compensation expense was identified as part of the previously announced independent investigation conducted by a special committee of the Company’s board of directors. The investigation was initiated in response to the previously announced informal request from the Securities and Exchange Commission and a subpoena from the United States Attorney for the Northern District of California with respect to the Company’s stock option grant practices. Please refer to the Form 10-Q to view the Company’s unaudited financial statements for the quarter ended June 30, 2006 and for additional information relating to the special committee’s independent investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: August 14, 2006	By:	/s/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer